Exhibit 16.1

MaloneBailey, LLP

9801 Westheimer, Suite 1100

Houston, Texas 77042

November 16, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of MCIG, INC. for the event that occurred on November 15, 2016, and we agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ MaloneBailey, LLP

www.malone-bailey.com